Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Fourth Quarter 2023 Financial Results and a Quarterly Cash Dividend of $0.33 Per Share

Fourth Quarter 2023 Summary

•Net loss of $135.4 million, or $1.44 per diluted share; adjusted net income of $48.4 million, or $0.51 per diluted share(1)
•Sold $1.26 billion of available-for-sale securities for a net after-tax loss of $182.3 million, repositioning the balance sheet
•Net interest margin expanded 16 basis points to 3.28%
•Cost of deposits of 1.56%, and cost of non-maturity deposits(1) of 1.02%
•Non-maturity deposits increased to 84.7% of total deposits
•Reduced $617.0 million in higher cost brokered certificates of deposit and $200.0 million in FHLB borrowings during the quarter
•Total delinquency of 0.08% of loans held for investment, nonperforming assets to total assets of 0.13%, and net charge-offs to average loans of 0.03%
•Common equity tier 1 capital ratio of 14.32%, and total risk-based capital ratio of 17.29%
•Tangible book value per share(1) increased $0.33 to $20.22 compared to the prior quarter
•Tangible Common Equity (“TCE”) Ratio(1) increased to 10.72%
•Available liquidity of $9.91 billion; cash and cash equivalents was $936.5 million

Irvine, Calif., January 29, 2024 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank (the “Bank”), reported net loss of $135.4 million, or $1.44 per diluted share, for the fourth quarter of 2023, compared with net income of $46.0 million, or $0.48 per diluted share, for the third quarter of 2023, and net income of $73.7 million, or $0.77 per diluted share, for the fourth quarter of 2022.

For the fourth quarter of 2023, the Company’s return on average assets (“ROAA”) was (2.76)%, return on average equity (“ROAE”) was (19.01)%, and return on average tangible common equity (“ROATCE”)(1) was (28.01)%, compared to 0.88%, 6.43%, and 10.08%, respectively, for the third quarter of 2023, and 1.36%, 10.71%, and 16.99%, respectively, for the fourth quarter of 2022.

Excluding net loss of $254.1 million from an investment securities repositioning transaction and $2.1 million FDIC special assessment expense(1), the Company’s adjusted net income was $48.4 million, or $0.51 per diluted share, ROAA was 0.99%, ROAE was 7.03%, and ROATCE was 11.19% for the fourth quarter of 2023.

Total assets as of December 31, 2023 were $19.03 billion, compared to $20.28 billion at September 30, 2023, and $21.69 billion at December 31, 2022.

Steven R. Gardner, Chairman, Chief Executive Officer, and President of the Company, commented, “Our team delivered another solid quarter to close out 2023, an extraordinary year for the banking industry. During the fourth quarter, we proactively repositioned our securities portfolio to enhance our future earnings profile and provide additional liquidity as we navigate a challenging operating environment. The repositioning produced immediate results, fueling a 16 basis point net interest margin expansion in the fourth quarter while our capital ratios remain among the strongest in the industry. We generated $0.51 per share in operating earnings when excluding the impact from the securities portfolio repositioning and the FDIC special assessment expense.”

“Our financial performance continues to demonstrate the strength of our franchise and our disciplined commitment to prudent capital, liquidity, and credit risk management. Throughout the year, we leveraged our best- in-class service to deepen our relationships with existing clients and attract new clients to the Bank, generating meaningful growth in new deposit account openings while maintaining pricing discipline. The new account opening activity, coupled with our ability to opportunistically deploy liquidity generated from the securities portfolio repositioning, allowed us to reduce higher cost wholesale funding in the fourth quarter by $817 million and to tightly manage our overall cost of funds, which increased only two basis points to 1.69%.”

“We enter 2024 on solid footing, with strong capital levels, ready access to significant liquidity, and favorable asset quality measures. Through our relationship-based business model, our bankers consistently communicate with our clients and monitor key trends within their individual businesses and industries. This access provides our organization with valuable information relative to market dynamics, including emerging trends in the commercial real estate markets, which we are closely monitoring. We are committed to responding quickly and proactively to any signs of stress within the loan portfolio. In short, we believe we are well-positioned heading into 2024 to continue to deliver value for our shareholders, clients, employees, and the communities we serve.”

FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2022
Financial Highlights
Net (loss) income	$(135,376)	$46,030	$73,673
Net interest income	146,789	149,548	181,396
Diluted earnings per share	(1.44)	0.48	0.77
Common equity dividend per share paid	0.33	0.33	0.33
Return on average assets	(2.76)%	0.88%	1.36%
Return on average equity	(19.01)	6.43	10.71
Return on average tangible common equity (1)	(28.01)	10.08	16.99
Pre-provision net (loss) revenue on average assets (1)	(3.88)	1.27	1.89
Net interest margin	3.28	3.12	3.61
Cost of deposits	1.56	1.50	0.58
Cost of non-maturity deposits (1)	1.02	0.89	0.31
Efficiency ratio (1)	60.1	59.0	47.4
Noninterest expense as a percent of average assets	2.09	1.96	1.83
Total assets	$19,026,645	$20,275,720	$21,688,017
Total deposits	14,995,626	16,007,447	17,352,401
Non-maturity deposits as a percent of total deposits	84.7%	82.8%	85.6%
Noninterest-bearing deposits as a percent of total deposits	32.9	36.1	36.3
Loans-to-deposit ratio	88.6	82.9	84.6
Book value per share	$30.07	$29.78	$29.45
Tangible book value per share (1)	20.22	19.89	19.38
Tangible common equity ratio	10.72%	9.87%	8.88%
Common equity tier 1 capital ratio	14.32	14.87	12.99
Total capital ratio	17.29	17.74	15.53
_____________________________________________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $146.8 million in the fourth quarter of 2023, a decrease of $2.8 million, or 1.8%, from the third quarter of 2023. The decrease in net interest income was primarily attributable to lower average interest-earning asset balances, partially offset by higher yields on interest-earning assets as well as lower average wholesale/brokered CD balances and lower average borrowings, both a direct result of our balance sheet repositioning.

The net interest margin for the fourth quarter of 2023 increased 16 basis points to 3.28% from 3.12% in the third quarter of 2023. The increase was primarily due to higher loan yields as well as higher investment securities yields resulting from the sale of lower-yielding available-for-sale ("AFS") securities of $1.26 billion at fair value at a weighted average yield of 1.34% and redeploying part of the sale proceeds into higher-yielding AFS securities at a weighted average yield of 5.28% during the fourth quarter of 2023.

Net interest income for the fourth quarter of 2023 decreased $34.6 million, or 19.1%, compared to the fourth quarter of 2022. The decrease was primarily attributable to a higher cost of funds as a result of the higher interest rate environment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)
	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Cash and cash equivalents	$1,281,793	$15,744	4.87%	$1,695,508	$21,196	4.96%	$1,015,197	$8,636	3.37%
Investment securities	3,203,608	24,675	3.08	3,828,766	25,834	2.70	4,130,042	24,688	2.39
Loans receivable, net (1) (2)	13,257,767	176,773	5.29	13,475,194	177,032	5.21	14,799,417	184,457	4.94
Total interest-earning assets	$17,743,168	$217,192	4.86	$18,999,468	$224,062	4.68	$19,944,656	$217,781	4.33

Liabilities
Interest-bearing deposits	$10,395,116	$60,915	2.32%	$10,542,884	$62,718	2.36%	$11,021,383	$25,865	0.93%
Borrowings	942,689	9,488	4.01	1,131,656	11,796	4.15	1,157,258	10,520	3.62
Total interest-bearing liabilities	$11,337,805	$70,403	2.46	$11,674,540	$74,514	2.53	$12,178,641	$36,385	1.19
Noninterest-bearing deposits	$5,141,585			$6,001,033			$6,587,400
Net interest income		$146,789			$149,548			$181,396
Net interest margin (3)			3.28%			3.12%			3.61%
Cost of deposits (4)			1.56			1.50			0.58
Cost of funds (5)			1.69			1.67			0.77
Cost of non-maturity deposits (6)			1.02			0.89			0.31
Ratio of interest-earning assets to interest-bearing liabilities			156.50			162.74			163.77
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs, discounts/premiums, and the basis adjustment of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $2.6 million, $2.2 million, and $3.5 million, for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Provision for Credit Losses

For the fourth quarter of 2023, the Company recorded a $1.7 million provision expense, compared to a $3.9 million provision expense for the third quarter of 2023, and a $2.8 million provision expense for the fourth quarter of 2022. The provision for credit losses was impacted by changes to the overall size, composition, and asset quality trends of the loan portfolio, as well as changes in the economic forecasts.

The provision expense for loan losses for the fourth quarter of 2023 was largely attributable to increases associated with economic forecasts, partially offset by the changes in loan composition. The provision recapture for unfunded commitments was attributable to lower unfunded commitments as well as changes in economic forecasts during the quarter.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Provision for Credit Losses
Provision for loan losses	$8,275	$2,517	$3,899
Provision for unfunded commitments	(6,577)	1,386	(1,013)
Provision for held-to-maturity securities	(2)	15	(48)
Total provision for credit losses	$1,696	$3,918	$2,838

Noninterest Income

Noninterest loss for the fourth quarter of 2023 was $234.2 million, compared to noninterest income of $18.6 million for the third quarter of 2023. The decrease was related to the investment securities portfolio repositioning during the fourth quarter of 2023 whereby the Bank sold $1.26 billion of its AFS securities portfolio for a loss of $254.1 million. Excluding the loss from sales of AFS securities, noninterest income was $19.9 million, an increase of $1.3 million from the third quarter of 2023.

Noninterest income for the fourth quarter of 2023 decreased $254.7 million, compared to the fourth quarter of 2022. The decrease was primarily due to the $254.1 million net loss from sales of investment securities during the fourth quarter of 2023.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Noninterest income
Loan servicing income	$359	$533	$346
Service charges on deposit accounts	2,648	2,673	2,689
Other service fee income	322	280	295
Debit card interchange fee income	844	924	1,048
Earnings on bank owned life insurance	3,678	3,579	3,359
Net (loss) gain from sales of loans	(4)	45	151
Net (loss) gain from sales of investment securities	(254,065)	—	—
Trust custodial account fees	9,388	9,356	9,722
Escrow and exchange fees	1,074	938	1,282
Other income	1,562	223	1,605
Total noninterest (loss) income	$(234,194)	$18,551	$20,497

Noninterest Expense

Noninterest expense totaled $102.8 million for the fourth quarter of 2023, an increase of $585,000 compared to the third quarter of 2023, primarily as a result of the $2.1 million FDIC special assessment. Excluding the special assessment, noninterest expense decreased $1.5 million from the prior quarter primarily due to a $2.2 million decrease in compensation and benefits, partially offset by a $341,000 increase in deposit expense.

Noninterest expense increased by $3.6 million compared to the fourth quarter of 2022 primarily due to a $4.4 million increase in deposit expense, driven by higher deposit earnings credit rates, and a $2.8 million increase in FDIC insurance premiums, partially offset by a $2.4 million decrease in compensation and benefits, a $512,000 decrease in legal and professional services, and a $458,000 decrease in premises and occupancy.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Noninterest expense
Compensation and benefits	$51,907	$54,068	$54,347
Premises and occupancy	11,183	11,382	11,641
Data processing	7,409	7,517	6,991
Other real estate owned operations, net	103	(4)	—
FDIC insurance premiums	4,267	2,324	1,463
Legal and professional services	4,663	4,243	5,175
Marketing expense	1,728	1,635	1,985
Office expense	1,367	1,079	1,310
Loan expense	437	476	743
Deposit expense	11,152	10,811	6,770
Amortization of intangible assets	3,022	3,055	3,440
Other expense	5,532	5,599	5,317
Total noninterest expense	$102,770	$102,185	$99,182

Income Tax

For the fourth quarter of 2023, our income tax benefit totaled $56.5 million, resulting in an effective tax rate of 29.4%, compared to income tax expense of $16.0 million and an effective tax rate of 25.8% for the third quarter of 2023, and income tax expense of $26.2 million and an effective tax rate of 26.2% for the fourth quarter of 2022. The income tax benefit was primarily attributable to the pretax loss recorded for the fourth quarter, driven by the balance sheet repositioning related to the Bank’s investment securities portfolio.

For the full year 2023, our income tax expense totaled $3.2 million, resulting in an effective tax rate of 9.4%, compared to income tax expense of $100.6 million and an effective tax rate of 26.18% for the full year 2022. The decrease in effective tax rate was primarily attributable to the decrease in pretax income.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $13.29 billion at December 31, 2023, an increase of $18.9 million, or 0.1%, from September 30, 2023, and a decrease of $1.39 billion, or (9.5)%, from December 31, 2022. The increase from September 30, 2023 was driven primarily by increased net draws on existing lines of credits, partially offset by higher loan prepayments and maturities.

During the fourth quarter of 2023, new loan commitments totaled $128.1 million, and new loan fundings totaled $103.7 million, compared with $67.8 million in loan commitments and $25.6 million in new loan fundings for the third quarter of 2023, and $239.8 million in loan commitments and $149.1 million in new loan fundings for the fourth quarter of 2022.

At December 31, 2023, the total loan-to-deposit ratio was 88.6%, compared with 82.9% and 84.6% at September 30, 2023 and December 31, 2022, respectively.

The following table presents the primary loan roll-forward activities for total gross loans, including both loans held for investment and loans held for sale, during the quarters indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Beginning loan balance	$13,319,591	$13,665,596	$14,979,098
New commitments	128,102	67,811	239,829
Unfunded new commitments	(24,429)	(42,185)	(90,758)
Net new fundings	103,673	25,626	149,071
Amortization/maturities/payoffs	(422,607)	(370,044)	(481,120)
Net draws on existing lines of credit	354,711	7,180	107,560
Loan sales	(32,464)	(1,206)	(9,471)
Charge-offs	(4,138)	(7,561)	(4,271)
Transferred to other real estate owned	(195)	—	—
Net decrease	(1,020)	(346,005)	(238,231)
Ending gross loan balance before basis adjustment	13,318,571	13,319,591	14,740,867
Basis adjustment associated with fair value hedge (1)	(29,551)	(48,830)	(61,926)
Ending gross loan balance	$13,289,020	$13,270,761	$14,678,941
______________________________
(1) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The following table presents the composition of the loans held for investment as of the dates indicated:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Investor loans secured by real estate
Commercial real estate (“CRE”) non-owner-occupied	$2,421,772	$2,514,056	$2,660,321
Multifamily	5,645,310	5,719,210	6,112,026
Construction and land	472,544	444,576	399,034
SBA secured by real estate (1)	36,400	37,754	42,135
Total investor loans secured by real estate	8,576,026	8,715,596	9,213,516
Business loans secured by real estate (2)
CRE owner-occupied	2,191,334	2,228,802	2,432,163
Franchise real estate secured	304,514	313,451	378,057
SBA secured by real estate (3)	50,741	53,668	61,368
Total business loans secured by real estate	2,546,589	2,595,921	2,871,588
Commercial loans (4)
Commercial and industrial	1,790,608	1,588,771	2,160,948
Franchise non-real estate secured	319,721	335,053	404,791
SBA non-real estate secured	10,926	10,667	11,100
Total commercial loans	2,121,255	1,934,491	2,576,839
Retail loans
Single family residential (5)	72,752	70,984	72,997
Consumer	1,949	1,958	3,284
Total retail loans	74,701	72,942	76,281
Loans held for investment before basis adjustment (6)	13,318,571	13,318,950	14,738,224
Basis adjustment associated with fair value hedge (7)	(29,551)	(48,830)	(61,926)
Loans held for investment	13,289,020	13,270,120	14,676,298
Allowance for credit losses for loans held for investment	(192,471)	(188,098)	(195,651)
Loans held for investment, net	$13,096,549	$13,082,022	$14,480,647

Total unfunded loan commitments	$1,703,470	$2,110,565	$2,489,203
Loans held for sale, at lower of cost or fair value	$—	$641	$2,643
___________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes net deferred origination (fees) costs of $(74,000), $451,000, and $(1.9) million, and unaccreted fair value net purchase discounts of $43.3 million, $46.2 million, and $54.8 million as of December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The total end of period weighted average interest rate on loans, excluding fees and discounts, at December 31, 2023 was 4.87%, compared with 4.76% at September 30, 2023 and 4.61% at December 31, 2022. The quarter-over-quarter and year-over-year increases reflect higher rates on new loan originations and the repricing of loans as a result of the increases in benchmark interest rates.

The following table presents the composition of loan commitments originated during the quarters indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Investor loans secured by real estate
CRE non-owner-occupied	$1,450	$2,900	$34,258
Multifamily	94,462	3,687	28,285
Construction and land	—	17,400	31,175
Total investor loans secured by real estate	95,912	23,987	93,718
Business loans secured by real estate (1)
CRE owner-occupied	3,870	—	24,266
Franchise real estate secured	—	—	840
SBA secured by real estate (2)	—	—	4,198
Total business loans secured by real estate	3,870	—	29,304
Commercial loans (3)
Commercial and industrial	24,766	40,399	96,566
Franchise non-real estate secured	—	—	14,130
SBA non-real estate secured	—	406	1,058
Total commercial loans	24,766	40,805	111,754
Retail loans
Single family residential (4)	3,554	3,019	5,053
Total retail loans	3,554	3,019	5,053
Total loan commitments	$128,102	$67,811	$239,829
______________________________
(1) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(2) SBA loans that are collateralized by real property other than hotel/motel real property.
(3) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(4) Single family residential includes home equity lines of credit, as well as second trust deeds.

The weighted average interest rate on new loan commitments was 6.34% in the fourth quarter of 2023, compared to 8.01% in the third quarter of 2023, and 6.34% in the fourth quarter of 2022.

Asset Quality and Allowance for Credit Losses

At December 31, 2023, our allowance for credit losses (“ACL”) on loans held for investment was $192.5 million, an increase of $4.4 million from September 30, 2023, and a decrease of $3.2 million from December 31, 2022. The change in ACL from September 30, 2023 was largely impacted by changes in economic forecasts and, to a lesser extent, loan composition.

During the fourth quarter of 2023, the Company incurred $3.9 million of net charge-offs, compared with $6.8 million of net charge-offs during the third quarter of 2023, and $3.8 million of net charge-offs during the fourth quarter of 2022, respectively.

The following table provides the allocation of the ACL for loans held for investment, as well as the activity in the ACL attributed to various segments in the loan portfolio as of and for the period indicated:

	Three Months Ended December 31, 2023
(Dollars in thousands)	Beginning ACL Balance	Charge-offs	Recoveries	Provision for Credit Losses	Ending ACL Balance
Investor loans secured by real estate
CRE non-owner occupied	$31,583	$(815)	$93	$169	$31,030
Multifamily	55,221	(1,582)	—	2,673	56,312
Construction and land	8,506	—	—	808	9,314
SBA secured by real estate (1)	2,199	—	—	(17)	2,182
Business loans secured by real estate (2)
CRE owner-occupied	29,086	—	4	(303)	28,787
Franchise real estate secured	7,566	—	—	(67)	7,499
SBA secured by real estate (3)	4,562	—	40	(175)	4,427
Commercial loans (4)
Commercial and industrial	32,497	(1,740)	96	5,839	36,692
Franchise non-real estate secured	15,779	—	—	(648)	15,131
SBA non-real estate secured	472	—	3	(17)	458
Retail loans
Single family residential (5)	491	—	—	14	505
Consumer loans	136	(1)	—	(1)	134
Totals	$188,098	$(4,138)	$236	$8,275	$192,471
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The ratio of ACL to loans held for investment at December 31, 2023 increased to 1.45%, compared to 1.42% at September 30, 2023 and 1.33% at December 31, 2022. The fair value net discount on loans acquired through bank acquisitions was $43.3 million, or 0.33% of total loans held for investment, as of December 31, 2023, compared to $46.2 million, or 0.35% of total loans held for investment, as of September 30, 2023, and $54.8 million, or 0.37% of total loans held for investment, as of December 31, 2022.

Nonperforming assets declined slightly to $25.1 million, or 0.13% of total assets, at December 31, 2023, compared with $25.9 million, or 0.13% of total assets, at September 30, 2023 and $30.9 million, or 0.14% of total assets, at December 31, 2022. Loan delinquencies were $10.1 million, or 0.08% of loans held for investment, at December 31, 2023, compared to $10.9 million, or 0.08% of loans held for investment, at September 30, 2023, and $43.3 million, or 0.30% of loans held for investment, at December 31, 2022.

Classified loans totaled $142.0 million, or 1.07% of loans held for investment, at December 31, 2023, compared with $149.3 million, or 1.12% of loans held for investment, at September 30, 2023, and $149.3 million, or 1.02% of loans held for investment, at December 31, 2022.

The following table presents the asset quality metrics of the loan portfolio as of the dates indicated:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Asset Quality
Nonperforming loans	$24,817	$25,458	$30,905
Other real estate owned	248	450	—
Nonperforming assets	$25,065	$25,908	$30,905

Total classified assets (1)	$142,210	$149,708	$149,304
Allowance for credit losses	192,471	188,098	195,651
Allowance for credit losses as a percent of total nonperforming loans	776%	739%	633%
Nonperforming loans as a percent of loans held for investment	0.19	0.19	0.21
Nonperforming assets as a percent of total assets	0.13	0.13	0.14
Classified loans to total loans held for investment	1.07	1.12	1.02
Classified assets to total assets	0.75	0.74	0.69
Net loan charge-offs (recoveries) for the quarter ended	$3,902	$6,752	$3,797
Net loan charge-offs (recoveries) for the quarter to average total loans	0.03%	0.05%	0.03%
Allowance for credit losses to loans held for investment (2)	1.45	1.42	1.33
Delinquent Loans:
30 - 59 days	$2,484	$2,967	$20,538
60 - 89 days	1,294	475	185
90+ days	6,276	7,484	22,625
Total delinquency	$10,054	$10,926	$43,348
Delinquency as a percent of loans held for investment	0.08%	0.08%	0.30%
______________________________
(1) Includes substandard and doubtful loans and other real estate owned.
(2) At December 31, 2023, 24% of loans held for investment include a fair value net discount of $43.3 million, or 0.33% of loans held for investment. At September 30, 2023, 24% of loans held for investment include a fair value net discount of $46.2 million, or 0.35% of loans held for investment. At December 31, 2022, 26% of loans held for investment include a fair value net discount of $54.8 million, or 0.37% of loans held for investment.

Investment Securities

At December 31, 2023, AFS and held-to-maturity ("HTM") investment securities were $1.14 billion and $1.73 billion, respectively, compared to $1.91 billion and $1.74 billion, respectively, at September 30, 2023, and $2.60 billion and $1.39 billion, respectively, at December 31, 2022.

In total, investment securities were $2.87 billion at December 31, 2023, a decrease of $782.9 million from $3.65 billion at September 30, 2023 and a decrease of $1.12 billion from $3.99 billion at December 31, 2022. The decrease in the fourth quarter of 2023 compared to the prior quarter was primarily attributable to sales of $1.26 billion of AFS securities, as well as principal payments, amortization, and redemptions of $64.3 million, partially offset by purchases of $539.1 million, predominantly short-term U.S. Treasury securities.

The decrease in investment securities from December 31, 2022 was primarily attributable to sales of $1.57 billion of AFS securities, as well as principal payments, amortization, and redemptions of $349.5 million, partially offset by purchases of $784.9 million.

Deposits

At December 31, 2023, total deposits were $15.00 billion, a decrease of $1.01 billion, or 6.3%, from September 30, 2023, and a decrease of $2.36 billion, or 13.6%, from December 31, 2022. The decrease from the prior quarter included the reduction of $617.0 million in brokered certificates of deposit. The remainder of the deposit decrease from the prior quarter of $394.8 million was driven by a decrease of $849.5 million in noninterest-bearing deposits, partially offset by increases of $301.2 million in interest-bearing checking and $158.6 million in retail certificates of deposit.

At December 31, 2023, non-maturity deposits(1) totaled $12.70 billion, or 84.7% of total deposits, a decrease of $553.5 million, or 4.2%, from September 30, 2023, and a decrease of $2.15 billion, or 14.5%, from December 31, 2022. The decrease compared to the prior quarter was partially attributable to seasonal outflows for client tax payments. Additionally, the linked-quarter and year-ago quarter decreases were impacted by clients redeploying funds into higher yielding alternatives, prepaying or paying down loans, and shifting depositor behavior following the industry-wide turmoil experienced in the first half of 2023.

At December 31, 2023, maturity deposits totaled $2.29 billion, a decrease of $458.4 million, or 16.6%, from September 30, 2023, and a decrease of $208.4 million, or 8.3%, from December 31, 2022. The decrease in the fourth quarter of 2023 compared to the prior quarter was primarily due to the reduction of $617.0 million in brokered certificates of deposit, partially offset by an increase of $158.6 million in retail certificates of deposit.

The weighted average cost of total deposits for the fourth quarter of 2023 was 1.56%, compared with 1.50% for the third quarter of 2023 and 0.58% for the fourth quarter of 2022. The increases in the weighted average cost of deposits for the fourth quarter of 2023 compared to the third quarter of 2023 and fourth quarter of 2022 were principally driven by higher pricing across most deposit categories. The weighted average cost of non-maturity deposits(1) for the fourth quarter of 2023 was 1.02%, compared to 0.89% for the third quarter of 2023, and 0.31% for the fourth quarter of 2022.

At December 31, 2023, the end-of-period weighted average rate of total deposits was 1.55%, compared to 1.52% at September 30, 2023 and 0.79% at December 31, 2022. At December 31, 2023, the end-of-period weighted average rate of non-maturity deposits was 1.04%, compared to 0.96% at September 30, 2023 and 0.43% at December 31, 2022.

At December 31, 2023, the Company’s FDIC-insured deposits as a percentage of total deposits was 60%. Insured and collateralized deposits comprised 66% of total deposits at December 31, 2023, which includes federally-insured deposits, $732.6 million of collateralized municipal and tribal deposits, and $70.0 million of privately insured deposits.

_____________________________________________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

The following table presents the composition of deposits as of the dates indicated.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Deposit Accounts
Noninterest-bearing checking	$4,932,817	$5,782,305	$6,306,825
Interest-bearing:
Checking	2,899,621	2,598,449	3,119,850
Money market/savings	4,868,442	4,873,582	5,422,607
Total non-maturity deposits (1)	12,700,880	13,254,336	14,849,282
Retail certificates of deposit	1,684,560	1,525,919	1,086,423
Wholesale/brokered certificates of deposit	610,186	1,227,192	1,416,696
Total non-core deposits	2,294,746	2,753,111	2,503,119
Total deposits	$14,995,626	$16,007,447	$17,352,401

Cost of deposits	1.56%	1.50%	0.58%
Cost of non-maturity deposits (1)	1.02	0.89	0.31
Noninterest-bearing deposits as a percent of total deposits	32.9	36.1	36.3
Non-maturity deposits (1) as a percent of total deposits	84.7	82.8	85.6
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Borrowings

At December 31, 2023, total borrowings amounted to $931.8 million, a decrease of $199.8 million from September 30, 2023 and a decrease of $399.4 million from December 31, 2022. Total borrowings at December 31, 2023 included $600.0 million of FHLB term advances and $331.8 million of subordinated debt. The decrease in borrowings at December 31, 2023 as compared to September 30, 2023 was primarily due to an early redemption of a $200.0 million in FHLB term advance during the fourth quarter of 2023. The decrease in borrowings at December 31, 2023 as compared to December 31, 2022 was primarily due to a decrease of $400.0 million in FHLB term advances.

As of December 31, 2023, our unused borrowing capacity was $8.68 billion, which consists of available lines of credit with FHLB and other correspondent banks as well as access through the Federal Reserve Bank's discount window and the Bank Term Funding Program, neither of which were utilized during the fourth quarter of 2023.

Capital Ratios

At December 31, 2023, our common stockholder's equity was $2.88 billion, or 15.15% of total assets, compared with $2.86 billion, or 14.08% of total assets, at September 30, 2023, and $2.80 billion, or 12.90% of total assets, at December 31, 2022, with a book value per share of $30.07, compared with $29.78 at September 30, 2023 and $29.45 at December 31, 2022. At December 31, 2023, the ratio of tangible common equity to total assets(1) was 10.72%, compared with 9.87% at September 30, 2023 and 8.88% at December 31, 2022, and tangible book value per share(1) was $20.22, compared with $19.89 at September 30, 2023 and $19.38 at December 31, 2022. The increase in tangible book value per share at December 31, 2023 from September 30, 2023 was primarily driven by other comprehensive income from the realized loss, net of tax, resulting from the sale of AFS securities in the fourth quarter of 2023, partially offset by the net loss and the dividends paid during the quarter. The increase in tangible book value per share at December 31, 2023 from December 31, 2022 was primarily driven by other comprehensive income and, to the lesser extent, net income, partially offset by the dividends paid in 2023.

The Company implemented the CECL model on January 1, 2020 and elected to phase in the full effect of CECL on regulatory capital over the five-year transition period. In the first quarter of 2022, the Company began phasing into regulatory capital the cumulative adjustments at the end of the second year of the transition period at 25% per year. At December 31, 2023, the Company and Bank were in compliance with the capital conservation buffer requirement and exceeded the minimum Common Equity Tier 1, Tier 1, and total capital ratios, inclusive of the fully phased-in capital conservation buffer of 7.0%, 8.5% and 10.5%, respectively, and the Bank qualified as “well-capitalized” for purposes of the federal bank regulatory prompt corrective action regulations.

The following table presents capital ratios and share data as of the dates indicated:

	December 31,	September 30,	December 31,
Capital Ratios	2023	2023	2022
Pacific Premier Bancorp, Inc. Consolidated
Tier 1 leverage ratio	11.03%	11.13%	10.29%
Common equity tier 1 risk-based capital ratio	14.32	14.87	12.99
Tier 1 risk-based capital ratio	14.32	14.87	12.99
Total risk-based capital ratio	17.29	17.74	15.53
Tangible common equity ratio (1)	10.72	9.87	8.88

Pacific Premier Bank
Tier 1 leverage ratio	12.43%	12.42%	11.80%
Common equity tier 1 risk-based capital ratio	16.13	16.59	14.89
Tier 1 risk-based capital ratio	16.13	16.59	14.89
Total risk-based capital ratio	17.23	17.66	15.74

Share Data
Book value per share	$30.07	$29.78	$29.45
Tangible book value per share (1)	20.22	19.89	19.38
Common equity dividends declared per share	0.33	0.33	0.33
Closing stock price (2)	29.11	21.76	31.56
Shares issued and outstanding	95,860,092	95,900,847	95,021,760
Market Capitalization (2)(3)	$2,790,487	$2,086,802	$2,998,887
______________________________
(1) A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholders' equity and book value per share is set forth at the end of this press release.
(2) As of the last trading day prior to period end.
(3) Dollars in thousands.

Dividend and Stock Repurchase Program

On January 27, 2024, the Company's Board of Directors declared a $0.33 per share dividend, payable on February 16, 2024 to stockholders of record on February 9, 2024. In January 2021, the Company’s Board of Directors approved a stock repurchase program, which authorized the repurchase up to 4,725,000 shares of its common stock. During the fourth quarter of 2023, the Company did not repurchase any shares of common stock.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on January 29, 2024 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977. Participants should ask to be joined into the Pacific Premier Bancorp, Inc. call. Additionally, a telephone replay will be made available through February 5, 2024 at (877) 344-7529, access code 7917033.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with approximately $19 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has approximately $17 billion of assets under custody and close to 35,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners' Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates, liquidity, and the impact of acquisitions we have made or may make.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; interest rate, liquidity, economic, market, credit, operational, and inflation risks associated with our business, including the speed and predictability of changes in these risks; our ability to attract and retain deposits and access to other sources of liquidity, particularly in a rising or high interest rate environment, and the quality and composition of our deposits; business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic markets, including the tight labor market, ineffective management of the U.S. Federal budget or debt, or turbulence or uncertainty in domestic or foreign financial markets; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; possible impairment charges to goodwill, including any impairment that may result from increased volatility in our stock price; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; compliance risks, including the costs of monitoring, testing, and maintaining compliance with complex laws and regulations; the effectiveness of our risk management framework and quantitative models; the transition away from USD LIBOR and related uncertainty as well as the risk and costs related to our adoption of Secured Overnight Financing Rate (“SOFR”); the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible credit-related impairments of securities held by us; changes in the level of our nonperforming assets and charge-offs; the impact of governmental efforts to restructure the U.S. financial regulatory system; the impact of recent or future changes in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; changes in consumer spending, borrowing, and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to our stock repurchase program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, including the war between Russia and Ukraine and the war in the Middle East, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including with respect to COVID-19, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and incidents, and related potential costs and risks, including reputation, financial and litigation risks; climate change, including the enhanced regulatory, compliance, credit, and reputational risks and costs; natural disasters, earthquakes, fires, and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2022 Annual Report on Form 10-K and subsequent Reports on Form 10-Q filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, Chief Executive Officer, and President
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000

Matthew J. Lazzaro
Senior Vice President, Director of Investor Relations
(949) 243-1082

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2023	2023	2023	2023	2022
ASSETS
Cash and cash equivalents	$936,473	$1,400,276	$1,463,677	$1,424,896	$1,101,249
Interest-bearing time deposits with financial institutions	995	1,242	1,487	1,734	1,734
Investments held-to-maturity, at amortized cost, net of allowance for credit losses	1,729,541	1,737,866	1,737,604	1,749,030	1,388,103
Investment securities available for sale, at fair value	1,140,071	1,914,599	2,011,791	2,112,852	2,601,013
FHLB, FRB, and other stock	99,225	105,505	105,369	105,479	119,918
Loans held for sale, at lower of amortized cost or fair value	—	641	2,184	1,247	2,643
Loans held for investment	13,289,020	13,270,120	13,610,282	14,171,784	14,676,298
Allowance for credit losses	(192,471)	(188,098)	(192,333)	(195,388)	(195,651)
Loans held for investment, net	13,096,549	13,082,022	13,417,949	13,976,396	14,480,647
Accrued interest receivable	68,516	68,131	70,093	69,660	73,784
Other real estate owned	248	450	270	5,499	—
Premises and equipment, net	56,676	59,396	61,527	63,450	64,543
Deferred income taxes, net	113,580	192,208	184,857	177,778	183,602
Bank owned life insurance	471,178	468,191	465,288	462,732	460,010
Intangible assets	43,285	46,307	49,362	52,417	55,588
Goodwill	901,312	901,312	901,312	901,312	901,312
Other assets	368,996	297,574	275,113	257,082	253,871
Total assets	$19,026,645	$20,275,720	$20,747,883	$21,361,564	$21,688,017
LIABILITIES
Deposit accounts:
Noninterest-bearing checking	$4,932,817	$5,782,305	$5,895,975	$6,209,104	$6,306,825
Interest-bearing:
Checking	2,899,621	2,598,449	2,759,855	2,871,812	3,119,850
Money market/savings	4,868,442	4,873,582	4,801,288	5,128,857	5,422,607
Retail certificates of deposit	1,684,560	1,525,919	1,366,071	1,257,146	1,086,423
Wholesale/brokered certificates of deposit	610,186	1,227,192	1,716,686	1,740,891	1,416,696
Total interest-bearing	10,062,809	10,225,142	10,643,900	10,998,706	11,045,576
Total deposits	14,995,626	16,007,447	16,539,875	17,207,810	17,352,401
FHLB advances and other borrowings	600,000	800,000	800,000	800,000	1,000,000
Subordinated debentures	331,842	331,682	331,523	331,364	331,204
Accrued expenses and other liabilities	216,596	281,057	227,351	191,229	206,023
Total liabilities	16,144,064	17,420,186	17,898,749	18,530,403	18,889,628
STOCKHOLDERS’ EQUITY
Common stock	938	937	937	937	933
Additional paid-in capital	2,377,131	2,371,941	2,366,639	2,361,830	2,362,663
Retained earnings	604,137	771,285	757,025	731,123	700,040
Accumulated other comprehensive loss	(99,625)	(288,629)	(275,467)	(262,729)	(265,247)
Total stockholders' equity	2,882,581	2,855,534	2,849,134	2,831,161	2,798,389
Total liabilities and stockholders' equity	$19,026,645	$20,275,720	$20,747,883	$21,361,564	$21,688,017

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022
INTEREST INCOME
Loans	$176,773	$177,032	$184,457	$717,615	$673,720
Investment securities and other interest-earning assets	40,419	47,030	33,324	170,370	94,858
Total interest income	217,192	224,062	217,781	887,985	768,578
INTEREST EXPENSE
Deposits	60,915	62,718	25,865	217,447	40,093
FHLB advances and other borrowings	4,927	7,235	5,960	27,255	13,131
Subordinated debentures	4,561	4,561	4,560	18,244	18,242
Total interest expense	70,403	74,514	36,385	262,946	71,466
Net interest income before provision for credit losses	146,789	149,548	181,396	625,039	697,112
Provision for credit losses	1,696	3,918	2,838	10,129	4,832
Net interest income after provision for credit losses	145,093	145,630	178,558	614,910	692,280
NONINTEREST INCOME
Loan servicing income	359	533	346	1,958	1,664
Service charges on deposit accounts	2,648	2,673	2,689	10,620	10,698
Other service fee income	322	280	295	1,213	1,351
Debit card interchange fee income	844	924	1,048	3,485	3,628
Earnings on bank owned life insurance	3,678	3,579	3,359	14,118	13,159
Net (loss) gain from sales of loans	(4)	45	151	415	3,238
Net (loss) gain from sales of investment securities	(254,065)	—	—	(253,927)	1,710
Trust custodial account fees	9,388	9,356	9,722	39,129	41,606
Escrow and exchange fees	1,074	938	1,282	3,994	6,325
Other income	1,562	223	1,605	5,077	5,369
Total noninterest (loss) income	(234,194)	18,551	20,497	(173,918)	88,748
NONINTEREST EXPENSE
Compensation and benefits	51,907	54,068	54,347	213,692	225,245
Premises and occupancy	11,183	11,382	11,641	45,922	47,433
Data processing	7,409	7,517	6,991	29,679	26,649
Other real estate owned operations, net	103	(4)	—	215	—
FDIC insurance premiums	4,267	2,324	1,463	11,373	5,772
Legal and professional services	4,663	4,243	5,175	19,123	17,947
Marketing expense	1,728	1,635	1,985	7,080	7,632
Office expense	1,367	1,079	1,310	4,958	5,103
Loan expense	437	476	743	2,126	3,810
Deposit expense	11,152	10,811	6,770	39,593	19,448
Amortization of intangible assets	3,022	3,055	3,440	12,303	13,983
Other expense	5,532	5,599	5,317	20,887	23,648
Total noninterest expense	102,770	102,185	99,182	406,951	396,670
Net (loss) income before income taxes	(191,871)	61,996	99,873	34,041	384,358
Income tax (benefit) expense	(56,495)	15,966	26,200	3,189	100,615
Net (loss) income	$(135,376)	$46,030	$73,673	$30,852	$283,743
(LOSS) EARNINGS PER SHARE
Basic	$(1.44)	$0.48	$0.78	$0.31	$2.99
Diluted	(1.44)	0.48	0.77	0.31	2.98
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	94,233,813	94,189,844	93,810,468	94,113,132	93,718,293
Diluted	94,233,813	94,283,008	94,176,633	94,236,875	94,091,461

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$1,281,793	$15,744	4.87%	$1,695,508	$21,196	4.96%	$1,015,197	$8,636	3.37%
Investment securities	3,203,608	24,675	3.08	3,828,766	25,834	2.70	4,130,042	24,688	2.39
Loans receivable, net (1) (2)	13,257,767	176,773	5.29	13,475,194	177,032	5.21	14,799,417	184,457	4.94
Total interest-earning assets	17,743,168	217,192	4.86	18,999,468	224,062	4.68	19,944,656	217,781	4.33
Noninterest-earning assets	1,881,777			1,806,319			1,784,277
Total assets	$19,624,945			$20,805,787			$21,728,933
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$3,037,642	$11,170	1.46%	$2,649,203	$10,849	1.62%	$3,320,146	$3,752	0.45%
Money market	4,525,403	22,038	1.93	4,512,740	19,182	1.69	4,998,726	7,897	0.63
Savings	308,968	190	0.24	329,684	115	0.14	443,016	310	0.28
Retail certificates of deposit	1,604,507	16,758	4.14	1,439,531	13,398	3.69	975,958	3,941	1.60
Wholesale/brokered certificates of deposit	918,596	10,759	4.65	1,611,726	19,174	4.72	1,283,537	9,965	3.08
Total interest-bearing deposits	10,395,116	60,915	2.32	10,542,884	62,718	2.36	11,021,383	25,865	0.93
FHLB advances and other borrowings	610,913	4,927	3.20	800,049	7,235	3.59	826,125	5,960	2.86
Subordinated debentures	331,776	4,561	5.50	331,607	4,561	5.50	331,133	4,560	5.51
Total borrowings	942,689	9,488	4.01	1,131,656	11,796	4.15	1,157,258	10,520	3.62
Total interest-bearing liabilities	11,337,805	70,403	2.46	11,674,540	74,514	2.53	12,178,641	36,385	1.19
Noninterest-bearing deposits	5,141,585			6,001,033			6,587,400
Other liabilities	296,604			268,249			211,731
Total liabilities	16,775,994			17,943,822			18,977,772
Stockholders' equity	2,848,951			2,861,965			2,751,161
Total liabilities and equity	$19,624,945			$20,805,787			$21,728,933
Net interest income		$146,789			$149,548			$181,396
Net interest margin (3)			3.28%			3.12%			3.61%
Cost of deposits (4)			1.56			1.50			0.58
Cost of funds (5)			1.69			1.67			0.77
Cost of non-maturity deposits (6)			1.02			0.89			0.31
Ratio of interest-earning assets to interest-bearing liabilities			156.50			162.74			163.77

	Year Ended December 31,
	2023			2022
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$1,437,074	$67,134	4.67%	$678,270	$12,691	1.87%
Investment securities	3,778,650	103,236	2.73	4,301,005	82,167	1.91
Loans receivable, net (1)(2)	13,759,815	717,615	5.22	14,767,554	673,720	4.56
Total interest-earning assets	18,975,539	887,985	4.68	19,746,829	768,578	3.89
Noninterest-earning assets	1,812,254			1,766,599
Total assets	$20,787,793			$21,513,428
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$3,152,823	$36,520	1.16%	$3,681,244	$6,351	0.17%
Money market	4,667,007	69,917	1.50	5,155,785	12,735	0.25
Savings	360,546	915	0.25	433,156	391	0.09
Retail certificates of deposit	1,385,531	48,237	3.48	944,963	6,498	0.69
Wholesale/brokered certificates of deposit	1,434,563	61,858	4.31	520,652	14,118	2.71
Total interest-bearing deposits	11,000,470	217,447	1.98	10,735,800	40,093	0.37
FHLB advances and other borrowings	798,667	27,255	3.41	574,320	13,131	2.29
Subordinated debentures	331,534	18,244	5.50	330,885	18,242	5.51
Total borrowings	1,130,201	45,499	4.03	905,205	31,373	3.47
Total interest-bearing liabilities	12,130,671	262,946	2.17	11,641,005	71,466	0.61
Noninterest-bearing deposits	5,564,887			6,859,141
Other liabilities	247,946			224,739
Total liabilities	17,943,504			18,724,885
Stockholders’ equity	2,844,289			2,788,543
Total liabilities and equity	$20,787,793			$21,513,428
Net interest income		$625,039			$697,112
Net interest rate spread			2.51%			3.28%
Net interest margin (3)			3.29			3.53
Cost of deposits (4)			1.31			0.23
Cost of funds (5)			1.49			0.39
Cost of non-maturity deposits (6)			0.78			0.12
Ratio of interest-earning assets to interest-bearing liabilities			156.43			169.63
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums, and the basis adjustments of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $2.6 million, $2.2 million, and $3.5 million, for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively, and $10.2 million and $21.7 million, respectively, for the years ended December 31, 2023 and December 31, 2022, respectively.
(3) Represents net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2023	2023	2023	2023	2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,421,772	$2,514,056	$2,571,246	$2,590,824	$2,660,321
Multifamily	5,645,310	5,719,210	5,788,030	5,955,239	6,112,026
Construction and land	472,544	444,576	428,287	420,079	399,034
SBA secured by real estate (1)	36,400	37,754	38,876	40,669	42,135
Total investor loans secured by real estate	8,576,026	8,715,596	8,826,439	9,006,811	9,213,516
Business loans secured by real estate (2)
CRE owner-occupied	2,191,334	2,228,802	2,281,721	2,342,175	2,432,163
Franchise real estate secured	304,514	313,451	318,539	371,902	378,057
SBA secured by real estate (3)	50,741	53,668	57,084	60,527	61,368
Total business loans secured by real estate	2,546,589	2,595,921	2,657,344	2,774,604	2,871,588
Commercial loans (4)
Commercial and industrial	1,790,608	1,588,771	1,744,763	1,967,128	2,160,948
Franchise non-real estate secured	319,721	335,053	351,944	388,722	404,791
SBA non-real estate secured	10,926	10,667	9,688	10,437	11,100
Total commercial loans	2,121,255	1,934,491	2,106,395	2,366,287	2,576,839
Retail loans
Single family residential (5)	72,752	70,984	70,993	70,913	72,997
Consumer	1,949	1,958	2,241	3,174	3,284
Total retail loans	74,701	72,942	73,234	74,087	76,281
Loans held for investment before basis adjustment (6)	13,318,571	13,318,950	13,663,412	14,221,789	14,738,224
Basis adjustment associated with fair value hedge (7)	(29,551)	(48,830)	(53,130)	(50,005)	(61,926)
Loans held for investment	13,289,020	13,270,120	13,610,282	14,171,784	14,676,298
Allowance for credit losses for loans held for investment	(192,471)	(188,098)	(192,333)	(195,388)	(195,651)
Loans held for investment, net	$13,096,549	$13,082,022	$13,417,949	$13,976,396	$14,480,647

Loans held for sale, at lower of cost or fair value	$—	$641	$2,184	$1,247	$2,643
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes net deferred origination costs (fees) of $(74,000), $451,000, $142,000, $(745,000), and $(1.9) million, and unaccreted fair value net purchase discounts of $43.3 million, $46.2 million, $48.4 million, $52.2 million, and $54.8 million as of December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022 respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2023	2023	2023	2023	2022
Asset Quality
Nonperforming loans	$24,817	$25,458	$17,151	$24,872	$30,905
Other real estate owned	248	450	270	5,499	—
Nonperforming assets	$25,065	$25,908	$17,421	$30,371	$30,905

Total classified assets (1)	$142,210	$149,708	$120,216	$166,576	$149,304
Allowance for credit losses	192,471	188,098	192,333	195,388	195,651
Allowance for credit losses as a percent of total nonperforming loans	776%	739%	1,121%	786%	633%
Nonperforming loans as a percent of loans held for investment	0.19	0.19	0.13	0.18	0.21
Nonperforming assets as a percent of total assets	0.13	0.13	0.08	0.14	0.14
Classified loans to total loans held for investment	1.07	1.12	0.88	1.14	1.02
Classified assets to total assets	0.75	0.74	0.58	0.78	0.69
Net loan charge-offs (recoveries) for the quarter ended	$3,902	$6,752	$3,665	$3,284	$3,797
Net loan charge-offs (recoveries) for the quarter to average total loans	0.03%	0.05%	0.03%	0.02%	0.03%
Allowance for credit losses to loans held for investment (2)	1.45	1.42	1.41	1.38	1.33
Delinquent Loans:
30 - 59 days	$2,484	$2,967	$649	$761	$20,538
60 - 89 days	1,294	475	31	1,198	185
90+ days	6,276	7,484	30,271	18,884	22,625
Total delinquency	$10,054	$10,926	$30,951	$20,843	$43,348
Delinquency as a percent of loans held for investment	0.08%	0.08%	0.23%	0.15%	0.30%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At December 31, 2023, 24% of loans held for investment include a fair value net discount of $43.3 million, or 0.33% of loans held for investment. At September 30, 2023, 24% of loans held for investment include a fair value net discount of $46.2 million, or 0.35% of loans held for investment. At June 30, 2023, 25% of loans held for investment include a fair value net discount of $48.4 million, or 0.35% of loans held for investment. At March 31, 2023, 26% of loans held for investment include a fair value net discount $52.2 million, or 0.37% of loans held for investment. At December 31, 2022, 26% of loans held for investment include a fair value net discount of $54.8 million, or 0.37% of loans held for investment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
NONACCRUAL LOANS (1)
(Unaudited)

(Dollars in thousands)	Collateral Dependent Loans	ACL	Non-Collateral Dependent Loans	ACL	Total Nonaccrual Loans	Nonaccrual Loans With No ACL
December 31, 2023
Investor loans secured by real estate
CRE non-owner-occupied	$412	$—	$—	$—	$412	$412
SBA secured by real estate (2)	1,205	—	—	—	1,205	1,205
Total investor loans secured by real estate	1,617	—	—	—	1,617	1,617
Business loans secured by real estate (3)
CRE owner-occupied	8,666	—	—	—	8,666	8,666
Total business loans secured by real estate	8,666	—	—	—	8,666	8,666
Commercial loans (4)
Commercial and industrial	1,381	—	12,595	—	13,976	13,976
SBA not secured by real estate	558	—	—	—	558	558
Total commercial loans	1,939	—	12,595	—	14,534	14,534
Totals nonaccrual loans	$12,222	$—	$12,595	$—	$24,817	$24,817
______________________________
(1) The ACL for nonaccrual loans is determined based on a discounted cash flow methodology unless the loan is considered collateral dependent. The ACL for collateral dependent loans is determined based on the estimated fair value of the underlying collateral.
(2) SBA loans that are collateralized by hotel/motel real property.
(3) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
PAST DUE STATUS
(Unaudited)

		Days Past Due
(Dollars in thousands)	Current	30-59	60-89	90+	Total
December 31, 2023
Investor loans secured by real estate
CRE non-owner-occupied	$2,421,360	$—	$—	$412	$2,421,772
Multifamily	5,645,310	—	—	—	5,645,310
Construction and land	472,544	—	—	—	472,544
SBA secured by real estate (1)	35,980	—	—	420	36,400
Total investor loans secured by real estate	8,575,194	—	—	832	8,576,026
Business loans secured by real estate (2)
CRE owner-occupied	2,186,679	—	—	4,655	2,191,334
Franchise real estate secured	304,222	292	—	—	304,514
SBA secured by real estate (3)	50,604	137	—	—	50,741
Total business loans secured by real estate	2,541,505	429	—	4,655	2,546,589
Commercial loans (4)
Commercial and industrial	1,788,855	228	1,294	231	1,790,608
Franchise non-real estate secured	318,162	1,559	—	—	319,721
SBA not secured by real estate	10,119	249	—	558	10,926
Total commercial loans	2,117,136	2,036	1,294	789	2,121,255
Retail loans
Single family residential (5)	72,733	19	—	—	72,752
Consumer loans	1,949	—	—	—	1,949
Total retail loans	74,682	19	—	—	74,701
Loans held for investment before basis adjustment (6)	$13,308,517	$2,484	$1,294	$6,276	$13,318,571
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $29.6 million to the carrying amount of certain loans included in fair value hedging relationships.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CREDIT RISK GRADES
(Unaudited)

(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total Gross Loans
December 31, 2023
Investor loans secured by real estate
CRE non-owner-occupied	$2,406,719	$6,966	$8,087	$—	$2,421,772
Multifamily	5,633,682	11,628	—	—	5,645,310
Construction and land	472,544	—	—	—	472,544
SBA secured by real estate (1)	28,271	—	8,129	—	36,400
Total investor loans secured by real estate	8,541,216	18,594	16,216	—	8,576,026
Business loans secured by real estate (2)
CRE owner-occupied	2,117,985	34,480	38,869	—	2,191,334
Franchise real estate secured	288,013	9,674	6,827	—	304,514
SBA secured by real estate (3)	45,586	619	4,536	—	50,741
Total business loans secured by real estate	2,451,584	44,773	50,232	—	2,546,589
Commercial loans (4)
Commercial and industrial	1,651,102	81,250	53,714	4,542	1,790,608
Franchise non-real estate secured	299,189	4,230	16,302	—	319,721
SBA not secured by real estate	9,970	—	956	—	10,926
Total commercial loans	1,960,261	85,480	70,972	4,542	2,121,255
Retail loans
Single family residential (5)	72,752	—	—	—	72,752
Consumer loans	1,949	—	—	—	1,949
Total retail loans	74,701	—	—	—	74,701
Loans held for investment before basis adjustment (6)	$13,027,762	$148,847	$137,420	$4,542	$13,318,571
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $29.6 million to the carrying amount of certain loans included in fair value hedging relationships.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS
(Unaudited)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

For periods presented below, return on average assets excluding net loss from investment securities repositioning and FDIC special assessment is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding the net loss from investment securities repositioning during the fourth quarter of 2023, the FDIC special assessment, and the related tax impact from net income. Management believes that the exclusion of such nonrecurring items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison of financial performance.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Net income	$(135,376)	$46,030	$73,673	$30,852	$283,743
Less: net loss from investment securities repositioning	(254,065)	—	—	(254,065)	—
Add: FDIC special assessment	2,080	—	—	2,080	—
Less: tax adjustment (1)	72,387	—	—	72,387	—
Adjusted net income for average assets	$48,382	$46,030	$73,673	$214,610	$283,743

Average assets	$19,624,945	$20,805,787	$21,728,933	$20,787,793	$21,513,428

Return on average assets (annualized)	(2.76)%	0.88%	1.36%	0.15%	1.32%
Adjusted return on average assets (annualized)	0.99%	0.88%	1.36%	1.03%	1.32%
______________________________
(1) Adjusted by statutory tax rate

For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. The adjusted net income, adjusted return on average equity, and adjusted return on average tangible common equity further exclude the nonrecurring items to provide a better comparison to the financial results of prior periods.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Net (loss) income	$(135,376)	$46,030	$73,673	$30,852	$283,743
Plus: amortization of intangible assets expense	3,022	3,055	3,440	12,303	13,983
Less: tax adjustment (1)	854	868	978	3,491	3,987
Net (loss) income for average tangible common equity	$(133,208)	$48,217	$76,135	$39,664	$293,739
Less: net loss from investment securities repositioning	(254,065)	—	—	(254,065)	—
Add: FDIC special assessment	2,080	—	—	2,080	—
Less: tax adjustment (1)	72,387	—	—	72,387	—
Adjusted net income for average tangible common equity	$50,550	$48,217	$76,135	$223,422	$293,739

Average stockholders' equity	$2,848,951	$2,861,965	$2,751,161	$2,844,289	$2,788,543
Less: average intangible assets	45,050	48,150	57,624	49,643	62,833
Less: average goodwill	901,312	901,312	901,312	901,312	901,312
Average tangible common equity	1,902,589	1,912,503	1,792,225	1,893,334	1,824,398
Add: average after-tax realized loss from investment securities repositioning	(94,887)	—	—	(23,917)	—
Adjusted average tangible common equity	$1,807,702	$1,912,503	$1,792,225	$1,869,417	$1,824,398

Return on average equity (annualized)	(19.01)%	6.43%	10.71%	1.08%	10.18%
Adjusted return on average equity (annualized)	7.03%	6.43%	10.71%	7.61%	10.18%
Return on average tangible common equity (annualized)	(28.01)%	10.08%	16.99%	2.09%	16.10%
Adjusted return on average tangible common equity (annualized)	11.19%	10.08%	16.99%	11.95%	16.10%
______________________________
(1) Adjusted by statutory tax rate

The adjusted basic earnings per common share and adjusted diluted earnings per common share are non-GAAP financial measures derived from GAAP based amounts. We calculate the adjusted basic earnings per common share by dividing net income allocable to common shareholders, excluding the net loss from investment securities repositioning during the fourth quarter of 2023, the FDIC special assessment, and the related tax impact, by the weighted average number of common shares outstanding for the reporting period, excluding outstanding participating securities. The adjusted diluted earnings per common share is computed by dividing net income allocable to common shareholders, excluding the net loss from investment securities repositioning, FDIC special assessment, and the related tax impact, by the weighted average number of diluted common shares outstanding over the reporting period, adjusted to include the effect of potentially dilutive common shares based on adjusted net income, but excludes awards considered participating securities. The computation of diluted earnings per common share excludes the impact of the assumed exercise or issuance of securities that would have an anti-dilutive effect. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison of financial performance.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Basic
Net (loss) income	$(135,376)	$46,030	$73,673	$30,852	$283,743
Less: dividends and undistributed earnings allocated to participating securities	(560)	(823)	(940)	(2,061)	(3,405)
Net (loss) income allocated to common stockholders	(135,936)	45,207	72,733	28,791	280,338
Less: net loss from investment securities repositioning	(254,065)	—	—	(254,065)	—
Add: FDIC special assessment	2,080	—	—	2,080	—
Less: tax adjustment (1)	72,387	—	—	72,387	—
Adjusted net income allocated to common stockholders	$47,822	$45,207	$72,733	$212,549	$280,338

Weighted average common shares outstanding	94,233,813	94,189,844	93,810,468	94,113,132	93,718,293

Basic earnings per common share	$(1.44)	$0.48	$0.78	$0.31	$2.99
Adjusted basic earnings per common share	$0.51	$0.48	$0.78	$2.26	$2.99

Diluted
Net (loss) income allocated to common stockholders	$(135,936)	$45,207	$72,733	$28,791	$280,338
Less: net loss from investment securities repositioning	(254,065)	—	—	(254,065)	—
Add: FDIC special assessment	2,080	—	—	2,080	—
Less: tax adjustment (1)	72,387	—	—	72,387	—
Adjusted net income allocated to common stockholders	$47,822	$45,207	$72,733	$212,549	$280,338

Weighted average common shares outstanding	94,233,813	94,189,844	93,810,468	94,113,132	93,718,293
Dilutive effect of share-based compensation	—	93,164	366,165	123,743	373,168
Weighted average diluted common shares	94,233,813	94,283,008	94,176,633	94,236,875	94,091,461
Dilutive effect of share-based compensation	101,065	—	—	—	—
Adjusted weighted average diluted common shares	94,334,878	94,283,008	94,176,633	94,236,875	94,091,461

Diluted earnings per common share	$(1.44)	$0.48	$0.77	$0.31	$2.98
Adjusted diluted earnings per common share	$0.51	$0.48	$0.77	$2.26	$2.98
______________________________
(1) Adjusted by statutory tax rate

Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax and provision for credit losses from net income. The adjusted pre-provision net income further excludes the nonrecurring items to provide a better comparison of financial performance. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Interest income	$217,192	$224,062	$217,781	$887,985	$768,578
Interest expense	70,403	74,514	36,385	262,946	71,466
Net interest income	146,789	149,548	181,396	625,039	697,112
Noninterest (loss) income	(234,194)	18,551	20,497	(173,918)	88,748
(Loss) revenue	(87,405)	168,099	201,893	451,121	785,860
Noninterest expense	102,770	102,185	99,182	406,951	396,670
Pre-provision net (loss) revenue	(190,175)	65,914	102,711	44,170	389,190
Less: net loss from investment securities repositioning	(254,065)	—	—	(254,065)	—
Add: FDIC special assessment	2,080	—	—	2,080	—
Adjusted pre-provision net revenue	$65,970	$65,914	$102,711	$300,315	$389,190

Pre-provision net (loss) revenue (annualized)	$(760,700)	$263,656	$410,844	$44,170	$389,190
Adjusted pre-provision net (loss) revenue (annualized)	$263,880	$263,656	$410,844	$300,315	$389,190

Average assets	$19,624,945	$20,805,787	$21,728,933	$20,787,793	$21,513,428

Pre-provision net (loss) revenue on average assets	(0.97)%	0.32%	0.47%	0.21%	1.81%
Pre-provision net (loss) revenue on average assets (annualized)	(3.88)%	1.27%	1.89%	0.21%	1.81%
Adjusted pre-provision net revenue on average assets	0.34%	0.32%	0.47%	1.44%	1.81%
Adjusted pre-provision net revenue on average assets (annualized)	1.34%	1.27%	1.89%	1.44%	1.81%

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less amortization of intangible assets and other real estate owned operations, where applicable, to the sum of net interest income before provision for credit losses and total noninterest income less (loss) gain from investment securities, (loss) gain from other real estate owned, and gain from debt extinguishment. The adjusted efficiency ratio further excludes the FDIC special assessment to provide a better comparison to the financial results of prior periods. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Total noninterest expense	$102,770	$102,185	$99,182	$406,951	$396,670
Less: amortization of intangible assets	3,022	3,055	3,440	12,303	13,983
Less: other real estate owned operations, net	103	(4)	—	215	—
Adjusted noninterest expense	99,645	99,134	95,742	394,433	382,687
Less: FDIC special assessment	2,080	—	—	2,080	—
Adjusted noninterest expense excluding FDIC special assessment	$97,565	$99,134	$95,742	$392,353	$382,687

Net interest income before provision for credit losses	$146,789	$149,548	$181,396	$625,039	$697,112
Add: total noninterest (loss) income	(234,194)	18,551	20,497	(173,918)	88,748
Less: net (loss) gain from sales of investment securities	(254,065)	—	—	(253,927)	1,710
Less: net (loss) gain from sales of other real estate owned	(24)	—	—	82	—
Less: net gain from debt extinguishment	793	—	—	793	—
Adjusted revenue	$165,891	$168,099	$201,893	$704,173	$784,150

Efficiency ratio	60.1%	59.0%	47.4%	56.0%	48.8%
Adjusted efficiency ratio excluding FDIC special assessment	58.8%	59.0%	47.4%	55.7%	48.8%

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2023	2023	2022
Total stockholders' equity	$2,882,581	$2,855,534	$2,849,134	$2,831,161	$2,798,389
Less: intangible assets	944,597	947,619	950,674	953,729	956,900
Tangible common equity	$1,937,984	$1,907,915	$1,898,460	$1,877,432	$1,841,489

Total assets	$19,026,645	$20,275,720	$20,747,883	$21,361,564	$21,688,017
Less: intangible assets	944,597	947,619	950,674	953,729	956,900
Tangible assets	$18,082,048	$19,328,101	$19,797,209	$20,407,835	$20,731,117

Tangible common equity ratio	10.72%	9.87%	9.59%	9.20%	8.88%

Common shares issued and outstanding	95,860,092	95,900,847	95,906,217	95,714,777	95,021,760

Book value per share	$30.07	$29.78	$29.71	$29.58	$29.45
Less: intangible book value per share	9.85	9.88	9.91	9.96	10.07
Tangible book value per share	$20.22	$19.89	$19.79	$19.61	$19.38

Cost of non-maturity deposits is a non-GAAP financial measure derived from GAAP-based amounts. Cost of non-maturity deposits is calculated as the ratio of non-maturity deposit interest expense to average non-maturity deposits. We calculate non-maturity deposit interest expense by excluding interest expense for all certificates of deposit from total deposit expense, and we calculate average non-maturity deposits by excluding all certificates of deposit from total deposits. Management believes cost of non-maturity deposits is a useful measure to assess the Company's deposit base, including its potential volatility.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Total deposits interest expense	$60,915	$62,718	$25,865	$217,447	$40,093
Less: certificates of deposit interest expense	16,758	13,398	3,941	48,237	6,498
Less: brokered certificates of deposit interest expense	10,759	19,174	9,965	61,858	14,118
Non-maturity deposit expense	$33,398	$30,146	$11,959	$107,352	$19,477

Total average deposits	$15,536,701	$16,543,917	$17,608,783	$16,565,357	$17,594,941
Less: average retail certificates of deposit	1,604,507	1,439,531	975,958	1,385,531	944,963
Less: average brokered certificates of deposit	918,596	1,611,726	1,283,537	1,434,563	520,652
Average non-maturity deposits	$13,013,598	$13,492,660	$15,349,288	$13,745,263	$16,129,326

Cost of non-maturity deposits	1.02%	0.89%	0.31%	0.78%	0.12%